SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                      INTERNATIONAL SHIPHOLDING CORPORATION
                (Name of Registrant as Specified in its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1.    Title of each class of securities to which transaction applies:

        2.    Aggregate number of securities to which transaction applies:

        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        4.    Proposed maximum aggregate value of transaction:

        5.    Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1.    Amount Previously Paid:
        2.    Form, Schedule or Registration Statement No.:
        3.    Filing Party:
        4.    Date Filed:

                      INTERNATIONAL SHIPHOLDING CORPORATION
                                   17TH FLOOR
                                 POYDRAS CENTER
                               650 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70130

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

TO COMMON STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION:

        The annual meeting of stockholders of International Shipholding Corporation will be held in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana, on Wednesday, April 12, 2000 at 2:00 p.m., New Orleans time, for the following purposes:

        (i) to elect a board of eight directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

        (ii) to ratify the appointment of Arthur Andersen LLP, certified public accountants, as independent auditors for the Corporation for the fiscal year ending December 31, 2000; and

        (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

        Only common stockholders of record at the close of business on March 3, 2000, are entitled to notice of and to vote at the annual meeting.

        All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of International Shipholding Corporation at any time prior to the voting thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS




                                                R. CHRISTIAN JOHNSEN
                                                      SECRETARY
New Orleans, Louisiana
March 14, 2000

                      INTERNATIONAL SHIPHOLDING CORPORATION
                                   17TH FLOOR
                                 POYDRAS CENTER
                               650 POYDRAS STREET
                             NEW ORLEANS, LOUISIANA
                            ------------------------

                                 PROXY STATEMENT

                            ------------------------


        This Proxy Statement is furnished to stockholders of International Shipholding Corporation (the "Corporation") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the annual meeting of stockholders of the Corporation to be held on Wednesday, April 12, 2000, at 2:00 p.m., New Orleans time, in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is March 14, 2000.

        Only holders of record of the Corporation's Common Stock at the close of business on March 3, 2000, are entitled to notice of and to vote at the meeting. On that date, the Corporation had outstanding 6,082,887 shares of Common Stock, each of which is entitled to one vote.

        The enclosed proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the stockholder is present at the annual meeting and elects to vote in person.

        The cost of soliciting proxies in the enclosed form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegraph, facsimile or e-mail; and banks, brokerage houses and other institutions, nominees, and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their expenses incurred in connection therewith.

                             PRINCIPAL STOCKHOLDERS

        The following persons were known by the Corporation to own beneficially more than five percent of its Common Stock (the only outstanding voting security of the Corporation) as of March 3, 2000, unless otherwise indicated. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.


                                                        AMOUNT AND
                                                         NATURE OF      PERCENT
                                                        BENEFICIAL        OF
         NAME AND ADDRESS                                OWNERSHIP      CLASS(2)
      -----------------------                           -----------     -------
Niels W. Johnsen (1) .............................        1,020,095(3)   16.77%
   (Chairman of the Board of the Corporation)
   One Whitehall Street
   New York, New York 10004
Erik F. Johnsen (1) ..............................          927,672(4)   15.25%
   (President and Director of the Corporation)
   650 Poydras Street, Suite 1700
   New Orleans, Louisiana 70130
T. Rowe Price Associates, Inc. ...................          914,562(5)   15.03%
   100 E. Pratt Street
   Baltimore, Maryland 21202
Franklin Resources, Inc. .........................          570,000(6)    9.37%
   777 Mariners Island Boulevard
   San Mateo, California 94404
Niels M. Johnsen(1) ..............................          477,103(7)    7.59%
   (Executive Vice President of the Corporation)
   One Whitehall Street
   New York, New York 10004
Dimensional Fund Advisors Inc. ...................          470,429(8)    7.73%
   1299 Ocean Avenue
   Santa Monica, California 90401
Donald Smith & Co., Inc. .........................          320,100(9)    5.26%
   East 80 Route 4, Suite 360
   Paramus, New Jersey 07652
Erik L. Johnsen (1) ..............................          319,799(10)   5.09%
   (Executive Vice President of the Corporation)
   650 Poydras Street, Suite 1700
   New Orleans, Louisiana  70130

-----
(1) Niels W. Johnsen and Erik F. Johnsen are brothers. Niels M. Johnsen is the son of Niels W. Johnsen and Erik L. Johnsen is the son of Erik F. Johnsen.

(2) Shares subject to currently exercisable options are deemed to be outstanding for purposes of computing the percentage of outstanding common stock owned by the person holding such options but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

(3) Includes 224,622 shares owned by a corporation of which Mr. Johnsen is a controlling shareholder.

(4) Includes 232,319 shares held as Agent and Attorney-in-Fact with full rights of voting, disposition, or otherwise for the benefit of Erik F. Johnsen's children and 8,875 shares owned by Mr. Johnsen's wife. Also includes 133,908 shares held by the Erik F. Johnsen Family Limited Partnership of which Mr. Johnsen is General Partner with sole voting and investment power. Also includes 49,812 shares owned by the Erik F. Johnsen Family Foundation of which he claims no beneficial ownership but maintains voting and disposition rights.

(5) Based on information contained in Schedule 13G as of December 31, 1999. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 664,000 shares, representing 10.9% of the shares outstanding), for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. Sole voting power is held only with respect to 81,300 of the shares reported. Sole dispositive power is reported with respect to all 914,562 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) Based on information contained in a joint filing on Schedule 13G as of December 31, 1999 by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC. Franklin Advisory Services, LLC, has sole voting and dispositive power with respect to all 570,000 shares. FRI is the parent holding company of Franklin Advisory Services, LLC., an investment advisor. Charles B. Johnson and Rupert H. Johnson are principal shareholders of FRI. FRI, Charles B. Johnson, Rupert H. Johnson and Franklin Advisory Services, LLC disclaim any economic interest or beneficial ownership in any of the shares.

(7) Includes 2,968 shares held in trust for Niels M. Johnsen's daughter of which he is a trustee, 224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and director, 15,750 shares held by the Niels
     W. Johnsen Foundation of which Niels M. Johnsen is a director, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.

(8) Based on information contained in Schedule 13G as of December 31, 1999. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other investment vehicles, including commingled group trusts. Dimensional possesses both voting and investment power over the securities. Dimensional disclaims beneficial ownership of such securities.

(9)  Based on information contained in Schedule 13G as of December 31, 1999.

(10) Includes 35,022 shares held by Erik F. Johnsen as Agent and
     Attorney-in-Fact for benefit of Erik L. Johnsen, referred to in footnote
     (3) above, 6,500 shares held in trust for Erik L. Johnsen's two sons of which he is a trustee, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.


        As of March 3, 2000, Niels W. Johnsen and Erik F. Johnsen were the beneficial owners of a total of 1,947,767 shares (32.02%) of the Corporation's Common Stock, and, to the extent they act together, they may be deemed to be in control of the Corporation.

                              ELECTION OF DIRECTORS

        The by-laws of the Corporation authorize the Board of Directors to fix the size of the Board. Pursuant thereto, the Board of Directors has fixed the number of directors at eight and proxies cannot be voted for a greater number of persons. Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote for the election of the eight nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board of Directors.

        The following table sets forth certain information as of March 3, 2000, concerning the nominees, all of whom are now serving a one year term as a director, and all directors and executive officers as a group, including their beneficial ownership of shares of each class of equity securities of the Corporation as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the shares of the Corporation's Common Stock shown as being beneficially owned are held with sole voting and investment power. Niels W. Johnsen, Erik F. Johnsen, Raymond V. O'Brien, and Harold S. Grehan, Jr. each first became a director of the Corporation in early 1979, when the Corporation was formed. Niels M. Johnsen and Edwin Lupberger became directors in 1988. Edward K. Trowbridge and Erik L. Johnsen became directors in 1994.

        The only executive officer named in the Summary of Compensation Table who is not also a nominee for director is Gary L. Ferguson, Vice President and Chief Financial Officer, who beneficially owns 75,012 shares (1.22% of the class) including 75,000 shares he has the right to acquire upon the exercise of currently exercisable stock options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

    NAME, AGE, PRINCIPAL OCCUPATION AND                     SHARES OF COMMON STOCK    PERCENT
  DIRECTORSHIP IN OTHER PUBLIC CORPORATIONS                   BENEFICIALLY OWNED    OF CLASS(10)
  -----------------------------------------                 ----------------------  ------------
Niels W. Johnsen, 77 (1)(2) ................................    1,020,095(11)          16.77%
Chairman of the Board of the Corporation
Erik F. Johnsen, 74 (2)(3) .................................      927,672(12)          15.25%
    President of the Corporation
Niels M. Johnsen, 54 (2)(4) ................................      477,103(13)           7.59%
    Executive Vice President of the Corporation
Erik L. Johnsen, 42 (2)(5) .................................      319,799(14)           5.09%
    Executive Vice President of the Corporation
Harold S. Grehan, Jr., 72 (6) ..............................       92,750               1.52%
Edwin Lupberger, 63 (7) ....................................        1,249                .02%
    President, Nesher Investments, LLC; formerly
    Chairman of the Board and Chief Executive Officer
    of Entergy Corporation; trustee, The Lupberger
    Foundation; Advisory Director, Bank One, New Orleans
Raymond V. O'Brien, Jr., 72 (8) ............................        5,936                .10%
    Director, Emigrant Savings Bank, New York
Edward K. Trowbridge, 71 (9) ...............................          625(15)            .01%
All executive officers and directors as a group (11 persons)    2,660,568              40.57%

---------------
(1) Niels W. Johnsen has served as Chairman and Chief Executive Officer of the Corporation since its formation in 1979. He was one of the founders of Central Gulf Lines, Inc. ("Central Gulf"), one of the Corporation's principal subsidiaries, in 1947.

(2) Niels W. Johnsen and Erik F. Johnsen are brothers. Niels M. Johnsen is the son of Niels W. Johnsen. Erik L. Johnsen is the son of Erik F. Johnsen.

(3) Erik F. Johnsen has been President, Chief Operating Officer and a director of the Corporation since its formation in 1979. He was one of the founders of Central Gulf in 1947.

(4) Niels M. Johnsen joined Central Gulf in 1970 and held various positions before being named Vice President in 1986. In 1997, he was named Executive Vice President of the Corporation and Chairman and Chief Executive Officer of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as President.

(5) Erik L. Johnsen joined Central Gulf in 1979 and held various positions before being named Vice President in 1987. In 1997, he was named Executive Vice President of the Corporation and President and Chief Operating Officer of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as Executive Vice President.

(6) Mr. Grehan has served as a director of the Corporation from its formation in 1979. He also served as Vice President of the Corporation from its formation until his retirement at the end of 1997.

(7) Mr. Lupberger served as Chairman of the Board and Chief Executive Officer of Entergy Corporation from 1985 to 1998.

(8) Mr. O'Brien served as Chairman of the Board and Chief Executive Officer of the Emigrant Savings Bank from January of 1978 through December of 1992.

(9) Mr. Trowbridge served as Chairman of the Board and Chief Executive Officer of Atlantic Mutual Companies from July of 1988 through November of 1993. He served as President and Chief Operating Officer of the Atlantic Mutual Companies from 1985 until 1988.

(10) Shares subject to currently exercisable options are deemed to be outstanding for purposes of computing the percentage of outstanding common stock owned by the person holding such options and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

(11) Includes 224,622 shares owned by a corporation of which Niels W. Johnsen is the controlling shareholder.

(12) Includes 232,319 shares held as Agent and Attorney-in-Fact with full rights of voting, disposition, or otherwise for the benefit of Erik F. Johnsen's children. Mr. Johnsen disclaims beneficial ownership of such shares. Also includes 8,875 shares owned by Erik F. Johnsen's wife and 103,908 shares held by the Erik F. Johnsen Limited Family Partnership of which Mr. Johnsen is General Partner. Also includes 49,812 shares owned by the Erik F. Johnsen Family Foundation of which he claims no beneficial ownership but maintains voting and disposition rights.

(13) Includes 2,968 shares held in trust for Niels M. Johnsen's daughter of which he is a trustee, 224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and director, 15,750 shares held by the Niels
     W. Johnsen Foundation of which Niels M. Johnsen is a director, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.

(14) Includes 35,022 shares held by Erik F. Johnsen as Agent and
     Attorney-in-Fact for benefit of Erik L. Johnsen, referred to in footnote
     (11) above, 6,500 shares held in trust for Erik L. Johnsen's two sons of which he is a trustee, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.

(15) Shares owned jointly with wife.


        During 1999, the Board of Directors of the Corporation held four meetings. Each non-officer director receives fees of $16,000 per year plus $1,000 for each meeting of the Board or a committee thereof attended.

        The Board of Directors has an audit committee on which Messrs. Lupberger, O'Brien and Trowbridge serve. The audit committee has general responsibility for meeting from time to time with representatives of the Corporation's independent auditors in order to obtain an assessment of the financial position and results of operations of the Corporation and reports to the Board with respect thereto. The audit committee met once in 1999.

        The Board of Directors also has a compensation committee that administers the Stock Incentive Plan on which Messrs. Lupberger, O'Brien and Trowbridge serve. The compensation committee met once during 1999.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

        The following table sets forth for the fiscal years ended December 31, 1997, 1998 and 1999 the compensation paid by the Corporation with respect to the Chief Executive Officer and the four other most highly compensated executive officers for fiscal year 1999:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION     ALL OTHER
                                                ANNUAL COMPENSATION          AWARDS       COMPENSATION
                                           -----------------------------------------------------------
                                                                           SECURITIES
                                                                           UNDERLYING
     NAME AND PRINCIPAL POSITION           YEAR     SALARY     BONUS(1)    OPTIONS(5)
     ---------------------------           ----    --------    --------    -----------

Niels W. Johnsen, Chairman                 1999    $330,000    $      0    $      0       $      0
    of the Board of the Corporation (2)    1998     330,000      90,750           0              0
                                           1997     330,000      24,750           0              0

Erik F. Johnsen, President                 1999     330,000           0           0         17,132(3)
    of the Corporation ................    1998     330,000      90,750           0         17,132(3)
                                           1997     330,000      24,750           0         17,132(3)

Niels M. Johnsen, Executive Vice           1999     250,000           0     200,000          1,000(4)
    President of the Corporation ......    1998     237,500      68,750     200,000(6)       1,000(4)
                                           1997     220,000      16,500           0          1,000(4)

Erik L. Johnsen, Executive Vice            1999     200,000           0     200,000          1,000(4)
    President of the Corporation ......    1998     189,583      55,000     200,000(6)           0
                                           1997     170,625      13,125           0              0

Gary L. Ferguson, Vice President           1999     148,000           0      75,000          1,000(4)
    and Chief Financial Officer            1998     143,833      40,700      75,000(6)       1,000(4)
    of the Corporation ................    1997     138,000      10,350           0          1,000(4)

---------------
(1) Represents cash bonuses earned with respect to services rendered during the year indicated, 50% of which is paid in the following year and 25% of which is paid in each of the next two years, if the officer remains employed.

(2) The Corporation has an agreement with Niels W. Johnsen whereby his estate will be paid approximately $822,000 upon his death. To fund this death benefit, the Corporation acquired a life insurance policy at a cost of $31,344 in 1996. In 1997, the Corporation chose to cancel this policy and received $55,156 as its cash surrender value in March of 1997. The Corporation has since reserved amounts sufficient to fund this death benefit.

(3) The Corporation has an agreement with Erik F. Johnsen whereby his estate will be paid approximately $626,000 upon his death. To fund this death benefit, the Corporation acquired a life insurance policy at a cost of $17,132 in 1999, 1998 and 1997.

(4) Consists of contributions made by the Corporation to its 401(k) plan on behalf of the employee.

(5) In 1999 the compensation committee of the Board granted replacement options with an exercise price of $14.125 in exchange for the surrender of an equal number of options granted in 1998 with an exercise price of $17.1875 per share. The surrendered options were canceled.

(6)  Surrendered and canceled under the Plan; see footnote (5) above.


STOCK INCENTIVE PLAN

        The following three tables present information with respect to stock option grants, repricings, exercises and values under the Corporation's Stock Incentive Plan for the executive officers named in the Summary Compensation Table. Niels W. Johnsen and Erik F. Johnsen have never been granted options under the Stock Incentive Plan.



         OPTIONS GRANTED DURING THE FISCAL YEAR ENDED DECEMBER 31, 1999

                      NUMBER OF        PERCENTAGE
                      SECURITIES        OF TOTAL                                            GRANT
                      UNDERLYING     OPTIONS GRANTED                                        DATE
                       OPTIONS        TO EMPLOYEES        EXERCISE        EXPIRATION       PRESENT
      NAME            GRANTED(1)         IN 1999       PRICE PER SHARE       DATE          VALUE(2)
      ----           -----------     ---------------   ---------------  --------------    ----------

Niels M. Johnsen       200,000            42.11%           $14.125      April 15, 2008    $1,246,000

Erik L. Johnsen        200,000            42.11%           $14.125      April 15, 2008    $1,246,000

Gary L. Ferguson        75,000            15.79%           $14.125      April 15, 2008    $  467,250

(1) Immediately exercisable in full. Granted in substitution of an equal number of options that were cancelled.

(2) The fair value of each of the 475,000 options granted during 1999 estimated on the date of grant was $6.23 using the Black-Scholes option-pricing model assuming expected volatility of 18.42% and a risk-free rate of 5.99%.

                            TEN-YEAR OPTION REPRICING

                                    NUMBER OF                                                 LENGTH OF
                                   SECURITIES   MARKET PRICE                                   ORIGINAL
                                   UNDERLYING   OF STOCK AT     EXERCISE PRICE                  OPTION
                                     OPTIONS      TIME OF        AT TIME OF         NEW       REMAINING
                                   REPRICED OR  REPRICING OR    REPRICING OR     EXERCISE     AT DATE OF
     NAME               DATE         AMENDED     AMENDMENT       AMENDMENT         PRICE       EXCHANGE
     ----               ----       -----------  ------------    ------------      -------     ----------

Niels M. Johnsen    July 20, 1999    200,000       $14.125         $17.1875       $14.125     105 Months

Erik L. Johnsen     July 20, 1999    200,000       $14.125         $17.1875       $14.125     105 Months

Gary L. Ferguson    July 20, 1999     75,000       $14.125         $17.1875       $14.125     105 Months

            AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED
               DECEMBER 31, 1999 AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING           VALUE OF
                         NUMBER OF                    UNEXERCISED OPTIONS AT         UNEXERCISED
                          SHARES                        DECEMBER 31, 1999           IN-THE-MONEY
                         ACQUIRED        VALUE            EXERCISABLE/               OPTIONS AT
      NAME             ON EXERCISE      REALIZED          UNEXERCISABLE           DECEMBER 31, 1999
      ----             -----------      --------      ----------------------      -----------------

Niels M. Johnsen            0              0                200,000 / 0                   0

Erik L. Johnsen             0              0                200,000 / 0                   0

Gary L. Ferguson            0              0                 75,000 / 0                   0

PENSION PLAN

        The Corporation has in effect a defined benefit pension plan, in which all employees of the Corporation and its domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service. Computation of benefits payable under the plan is based on years of service, up to thirty years, and the employee's highest sixty consecutive months of compensation, which is defined as a participant's base salary plus overtime, excluding incentive pay, bonuses or other extra compensation, in whatever form. The following table reflects the estimated annual retirement benefits (assuming payment in the form of a straight life annuity) an executive officer can expect to receive upon retirement at age 65 under the plan, assuming the years of service and compensation levels indicated below:

                          YEARS OF SERVICE
            ----------------------------------------------
EARNINGS       15          20          25       30 OR MORE
--------    --------    --------    --------    ----------

$100,000    $ 21,328    $ 28,437    $ 35,546    $ 42,656
$150,000      33,703      44,937      56,171      67,406
$200,000      46,078      61,437      76,796      92,156
$250,000      58,453      77,937      97,421     116,906
$300,000      70,828      94,437     118,046     141,656
$350,000      83,203     110,937     138,671     166,406

        This table does not reflect the fact that the benefit provided by the Retirement Plan's formula is subject to certain constraints under the Internal Revenue Code. For 2000, the maximum annual benefit generally is $135,000 under Code Section 415. Furthermore, under Code Section 401(a)(17), the maximum annual compensation that may be taken into account in calculating benefits in 2000 is $170,000. These dollar limits are subject to cost of living increases in future years.

        Each of the individuals named in the Summary Compensation Table set forth above is a participant in the plan and, for purposes of the plan, was credited during 1999 with a salary of $170,000, except that Mr. Ferguson was credited with his actual salary. At December 31, 1999, such individuals had 52, 47, 29, 20 and 31 credited years of service, respectively, under the plan. The plan benefits shown in the above table are not subject to deduction or offset by Social Security benefits.



              BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

        Decisions on cash compensation of the Corporation's executive officers for 1999 were made by the Board of Directors. The Compensation Committee of the Board, which is made up of three independent directors, administers the Corporation's Stock Incentive Plan and makes decisions on the grant of stock options. Set forth below is a report submitted by the Board and the Committee addressing the Corporation's executive compensation policies for 1999.

        The Corporation's executive compensation structure for 1999 was comprised of salaries, annual cash bonuses, and stock option grants. The salaries of Messrs. Niels W. and Erik F. Johnsen, Chairman of the Board and President, respectively, were set at $330,000 by the Board in 1990 and have not been increased. The Board delegates to Niels W. and Erik F. Johnsen the power to set the salaries of the other executive officers.

        The Board believes that a significant portion of executive compensation should be tied to corporate performance. The Board also believes that the efforts of individual officers and employees can have a direct impact on the ability of the Corporation to reduce and control general and administrative expenses. The Officers Bonus Plan for 1999 (the "1999 Plan") adopted by the Board was made up of two components, one based on the achievement of certain profit levels by the Corporation and the other based on reductions in the Corporation's administrative and general expenses. The 1999 Plan offered an opportunity for all officers to earn incentive cash bonuses of up to 30% of salary. An officer had an opportunity to earn a cash bonus of between 3.75% and 22.5% of salary if certain corporate profit targets were reached. An officer could earn a cash bonus of between 1.25% and 7.5% of salary if administrative and general expenses were reduced to certain levels. The profit and expense reduction targets were not met, and, accordingly, no bonuses were earned by executive officers in 1999.

        In order to encourage the executive officers to remain employed by the Corporation, one-half of the bonus is paid in the year following that in which it is earned and the remaining portion is paid one-half in each of the next two years, if the officer remains employed by the Corporation on the date of payment. Future bonus payments are not forfeited, however, if employment terminates as the result of eligible retirement, death or curtailment of operations of the Corporation.

        In 1998, the Compensation Committee granted stock options to Niels M. Johnsen, Erik L. Johnsen and Gary L. Ferguson, reflecting the Committee's goal of strengthening the relationship between executive compensation and increases in the market price of the Common Stock, thereby better aligning the executive officers' financial interests with those of the Corporation's stockholders. The size of the option grant to each executive officer was tied to that officer's level of corporate responsibility. (The Committee also considered information furnished by executive compensation consultants regarding stock option practices among comparable companies.)

        In July of 1999, the Compensation Committee reviewed the outstanding options under the Company's Stock Option Plan and determined that the optionees held options at exercise prices that limited their effectiveness as a tool for employee retention and as a long-term incentive. To address this problem the Committee adopted a Stock Option Exchange Program whereby options granted in 1998 with an exercise price of $17.1875 were cancelled and replacement options were granted at an exercise price of $14.125. The new options maintained the same vesting schedule as the exchanged options.

        Since each executive officer's annual compensation is substantially less than $1 million, the Board does not believe that any action is necessary in order to ensure that all executive compensation paid in cash will continue to be deductible by the Corporation under Section 162(m) of the Internal Revenue Code. In addition, stock options granted in accordance with the terms of the Stock Incentive Plan qualify as "performance-based" compensation and are excluded in calculating the $1 million limit on executive compensation.

       Submitted by the Board of Directors and the Compensation Committee
                 Niels W. Johnsen             Erik F. Johnsen
                 Niels M. Johnsen             Erik L. Johnsen
                 Harold S. Grehan, Jr.        Edwin Lupberger*
                 Raymond V. O'Brien, Jr.*     Edward K. Trowbridge*
--------------

*Member of the Compensation Committee


                          BOARD OF DIRECTOR INTERLOCKS,
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS
                            AND CERTAIN TRANSACTIONS

        Decisions as to the cash compensation of the executive officers of the Corporation are made by the Board of Directors. Five of the eight members of the Board, Messrs. Niels W. Johnsen, Erik F. Johnsen, Niels M. Johnsen, Erik L. Johnsen and Harold S. Grehan, Jr. (retired), are or were executive officers of the Corporation and participated in decisions as to the 1999 Officer Bonus Plan. Decisions on salary increases for executive officers other than themselves were made by Niels W. Johnsen and Erik F. Johnsen. No executive officer of the Corporation served during the last fiscal year as a director, or member of the compensation committee, of another entity, one of whose executive officers served as a director of the Corporation.

        Furnished below is information regarding certain transactions in which officers and directors of the Corporation had an interest during 1999.

        The Secretary of the Corporation is a son of the President of the Corporation and is a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre which has represented the Corporation since its inception. Fees paid to the firm for legal services rendered to the Corporation during 1999 were $1,533,000. The Corporation believes that these services are provided on terms at least as favorable to the Corporation as could be obtained from unaffiliated third parties.

PERFORMANCE GRAPH

        The following performance graph compares the performance of the Corporation's Common Stock to the S & P 500 Index and to an Industry Peer Group (which includes OMI Corporation, Overseas Shipholding Group, Stolt Tankers, Sea Containers Limited and Alexander and Baldwin) for the Corporation's last five fiscal years.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*
                  INT'L SHIPHOLDING CORP., S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/99)

                 [LINEAR GRAPH PLOTTED FROM PLOT POINTS BELOW]


                                 1994      1995      1996       1997      1998      1999
                                 ----      ----      ----       ----      ----      ----
ISH --o--                      $100.00   $134.37    $121.40   $114.82   $106.07    $80.19
S & P 500 --o--                $100.00   $137.58    $169.17   $225.60   $290.08   $351.12
Peer Group --|X|--             $100.00   $110.28    $113.16   $140.95   $100.09   $105.37



*Assumes $100 invested at the close of trading on the last trading day in 1994 in ISH common stock, S&P 500, and Industry Peer Group. Also assumes reinvestment of dividends.

            PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS


        The Corporation's 1999 financial statements were audited by Arthur Andersen LLP. The Board of Directors has appointed Arthur Andersen LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2000, and is submitting that appointment to its stockholders for ratification at the annual meeting. Arthur Andersen LLP has served as the Corporation's auditors since its inception in 1979. If the stockholders do not ratify the Board of Directors' appointment of Arthur Andersen LLP by the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting in person or by proxy, the selection of independent auditors will be reconsidered by the Board.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.



                                  OTHER MATTERS


QUORUM AND VOTING OF PROXIES


        The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum. If a quorum is present, the vote of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote.

        All proxies in the form enclosed received by the Board of Directors will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above and in favor of the proposals specified above.

        Management has not received any notice that a stockholder desires to present any matter for action by stockholders at the annual meeting and does not know of any matters to be presented at the annual meeting other than the election of directors and the ratification of the selection of independent auditors. The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.


EFFECT OF ABSTENTION AND BROKER NON-VOTES


        Because directors are elected by plurality vote, abstentions and broker non-votes will not affect the election of directors. With respect to the proposal to ratify the selection of independent auditors and any other matter that is properly before the meeting, an abstention from voting on the proposal by a shareholder will have the same effect as a vote "against" the proposal, and a broker non-vote will be counted as "not present" with respect to the proposal and therefore will have no effect on the outcome of the vote with respect thereto.

STOCKHOLDER PROPOSALS


        Any stockholder who desires to present a proposal qualified for inclusion in the Corporation's proxy material relating to the 2001 annual meeting must forward the proposal to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement in time to arrive at the Corporation prior to November 15, 2000. Proxies solicited on behalf of the Board of Directors for the 2001 annual meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a stockholder for action at the 2001 annual meeting if the Corporation does not, on or before January 28, 2001, receive written notice, addressed to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement, that the stockholder intends to do so.











                                            BY ORDER OF THE BOARD OF DIRECTORS





                                                   R. CHRISTIAN JOHNSEN
                                                         Secretary



New Orleans, Louisiana
March 14, 2000

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                      INTERNATIONAL SHIPHOLDING CORPORATION

                                 APRIL 12, 2000

A[X]   Please mark your
       votes as in this
       example
                                                WITHHOLD AUTHORITY
                     FOR                            TO VOTE FOR
                ALL NOMINEES                          NOMINEES
               LISTED AT RIGHT                    LISTED AT RIGHT

1. Election of      [    ]                            [    ]    Nominee: Niels W. Johnsen
   Directors                                                             Erik F.Johnsen
To withhold authority to vote for any individual                         Niels M. Johnsen
nominee, strike a line through that nominee's name                       Erik L. Johnsen
in the list at right.                                                    Harold S. Grehan, Jr.
                                                                         Raymond V. O'Brien, Jr.
                                                                         Edwin Lupberger
                                                                         Edward K. Trowbridge

2.  Proposal to ratify the appointment of Arthur            FOR   AGAINST  ABSTAIN
    Andersen LLP, certified public accountants as           [  ]    [  ]    [  ]
    the independent auditors for the Corporation for
    the fiscal year ending December 31, 1999.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE                                                DATE                  .
         ------------------------------------------------    -------------------
SIGNATURE                                                DATE                  .
         ------------------------------------------------    -------------------
                  SIGNATURE IF HELD JOINTLY

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.